Exhibit 99.1

ENVISTA TO ACQUIRE CARESTREAM DENTAL INTRA-ORAL SCANNER BUSINESS

Brea, California, December 22, 2021 – Envista Holdings Corporation (NYSE: NVST) (“Envista”) today announced it has entered into a definitive agreement to acquire Carestream Dental’s Intra-Oral Scanner (IOS) business for $600 million. The transaction is subject to customary regulatory approvals and expected to close in Q2 2022.

The acquisition of this business is in line with Envista’s long-term strategy to focus on the fastest growing segments of the dental market and to create differentiated solutions via the digitalization of dental workflows. With expected annual sales of around $60 million in 2021, this business is a high growth, high margin business that is complementary to both Envista’s Equipment and Consumables segment and the Specialty Products and Technologies segment.

Envista Holdings Corporation CEO Amir Aghdaei said, “Intra-oral scans are often the first step in the digital workflow and critical to many high value dental procedures including implants, prosthetics, and aligners. We are excited to add a suite of world-class intra-oral scanners and software to our portfolio. This acquisition further enables our purpose of partnering with dental professionals to improve patients’ lives by digitizing, personalizing, and democratizing dental care.”

The transaction is subject to the satisfaction of certain customary closing conditions, including the receipt of applicable regulatory approvals. The transaction is not subject to a financing condition or shareholder vote.

J.P. Morgan Securities LLC acted as financial advisor and Kirkland & Ellis LLP acted as legal advisor to Envista on the transaction.

Additional details about the transaction will be set forth in a Current Report on Form 8-K to be filed by Envista and available at www.sec.gov.

ABOUT ENVISTA

Envista is a global family of more than 30 trusted dental brands, including KaVo, Kerr, Nobel Biocare, and Ormco, united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers an estimated 90% of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments, and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the effect of the announcement of the transaction on the Company’s business relationships, operating results, share price or business generally, the occurrence of any event or other circumstances that could give rise to the termination of the purchase agreement, the outcome of any legal proceedings that may be instituted against the Company related to the transaction, the failure to satisfy any of the conditions to completion of the transaction, and the failure to realize the expected benefits resulting from the transaction, the impact of the COVID-19 pandemic, including new variants of the virus, the pace of recovery in the markets in which we operate, global supply chain disruptions and potential staffing shortages, the conditions in the U.S. and global economy, the markets served by us and the financial markets, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in trade policies and regulations, contractions or growth rates and cyclicality of markets we serve, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, significant restrictions and/or potential liability based on tax implications of transactions with Danaher, security breaches or other disruptions of our information technology systems or violations of data privacy laws, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, the impact of regulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors, and disruptions relating to war, terrorism, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2020 and our Quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Stephen Keller
Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, CA 92821
Telephone: (714) 817-7000
Fax: (714) 817-5450